Exhibit 99.1

Investor Relations Contact

Monica Prokocki

VP of Investor Relations

425-279-8500

investorrelations@lifestance.com

LifeStance Health Reports Second Quarter 2021 Results

Second Quarter 2021 Highlights

•
Revenue of $160.5 million increased $76.5 million or 91%1 compared to revenue of $38.6 million for the period from April 1, 2020 to May 14, 2020 (Predecessor) and $45.4 million for the period from April 13, 2020 to June 30, 2020 (Successor)
•
Total clinicians of 3,975 up 94% year over year, including 674 net clinician adds in the second quarter
•
Net loss was $70.0 million compared to net loss of $27.6 million for the period from April 1, 2020 to May 14, 2020 (Predecessor) and $4.3 million for the period from April 13, 2020 to June 30, 2020 (Successor)
•
Adjusted EBITDA of $14.5 million increased $4.1 million or 39%1 compared to Adjusted EBITDA of $4.4 million for the period from April 1, 2020 to May 14, 2020 (Predecessor) and $6.0 million for the period from April 13, 2020 to June 30, 2020 (Successor)
•
Successfully completed initial public offering (IPO) on the Nasdaq Global Select Market on June 10, 2021; net proceeds of $548.9 million used to retire debt and for general corporate purposes
•
Established the LifeStance Health Foundation with initial endowment of $10.0 million; announced partnership with The Mental Health Coalition to help end the stigma around mental health conditions and committed $30,000 to the U.S. Olympic & Paralympic Foundation in support of athletes' mental health
•
Initiating 2021 guidance: Revenue of $668 million to $678 million; Center Margin of $198 million to $208 million; Adjusted EBITDA of $47 million to $53 million

SCOTTSDALE, Ariz. - August 11, 2021 – LifeStance Health Group, Inc. (NASDAQ: LFST), one of the nation’s largest providers of outpatient mental health care, today announced financial results for the second quarter ended June 30, 2021.

“LifeStance delivered strong performance in our inaugural quarter as a public company, achieving year over year revenue growth of 91%1,” said Michael Lester, CEO, LifeStance Health. “Increasing access to mental health care services is more important than ever. We are well positioned to continue to grow as we help address our nation’s mental health needs every day and deliver personalized care, one patient at a time, both virtually and in-person. I am extremely proud of the efforts of our purpose-led organization to reimagine mental health through a tech-enabled care delivery model built to expand access, tackle affordability, improve outcomes and lower overall health care costs.”

Financial Highlights
	Successor		Predecessor
	Three months ended June 30, 2021	April 13 to June 30, 2020	April 1 to May 14, 2020
(in thousands)
Total revenue	$160.5	$45.4	$38.6
(Loss) income from operations	(47.0)	0.1	3.1
Center Margin	51.2	14.2	11.4
Net loss	(70.0)	(4.3)	(27.6)
Adjusted EBITDA	14.5	6.0	4.4
As % of Total Revenue:
(Loss) income from operations	(29.3%)	0.2%	7.9%
Center Margin	31.9%	31.2%	29.6%
Net loss	(43.6%)	(9.6%)	(71.6%)
Adjusted EBITDA	9.1%	13.2%	11.5%

Second Quarter 2021 Results

•
Total revenue was $160.5 million, up 91%1 year over year primarily driven by a 94% increase in clinicians through both organic hiring and acquisitions.
•
Trailing twelve-month2 revenue was $523.8 million. This represents an increase of 88% year over year.
•
Loss from operations3 was $47.0 million, driven by stock and unit-based compensation of $29.5 million, a $10.0 million endowment to the LifeStance Health Foundation, and $8.1 million in Director and Officer insurance expense incurred in connection with the IPO. Net loss was $70.0 million.
•
Center Margin was $51.2 million, up 100%1 year over year, and 31.9% of total revenue, primarily driven by the continued clinician ramp in prior year de novo centers.
•
Adjusted EBITDA was $14.5 million, up 39%1 year over year. Strong Center Margin growth was partially offset by an increase in general and administrative costs driven by investments in growth initiatives and public company infrastructure.

Strategy and Key Developments

During the second quarter, LifeStance took several actions in support of its strategy:

•
Added a net of 674 clinicians who are empowered to improve the lives of their patients
•
Opened 35 de novo Centers, building upon our first-mover advantage
•
Entered 5 new states, expanding our geographic footprint
•
Completed 10 acquisitions, supporting both organic and inorganic growth priorities

These actions are consistent with the Company’s strategy to expand into new markets, build market density, and offer a technology enabled experience for our patients and clinicians.

Balance Sheet, Cash Flow and Capital Allocation

LifeStance listed its shares on the Nasdaq Global Select Market on June 10, 2021, in conjunction with the Company’s initial public offering. In total, 46.0 million shares of its common stock were sold consisting of 32.8 million shares sold by LifeStance and 13.2 million shares sold by certain existing stockholders, including the full exercise by the underwriters of their option to purchase up to 6.0 million additional shares.

The Company received net proceeds of $548.9 million from the IPO after deducting customary offering expenses. The Company used $294.0 million of proceeds for debt principal repayment, with the remaining proceeds retained for general corporate purposes. For the six months ended June 30, 2021, cash flow used in operations was $7.0 million, which included an $8.8 million charge in connection with the voluntary prepayment of outstanding debt.

LifeStance ended the second quarter with cash of $276.2 million, long-term debt of $158.7 million, and full availability of a $20 million undrawn revolving credit facility.

2021 Guidance

The Company is establishing financial guidance for 2021:

Full Year
Total revenue	$668 million – $678 million
Center Margin	$198 million – $208 million
Adjusted EBITDA	$47 million – $53 million

For Q3 and Q4 2021 we expect the following:

	Q3	Q4
Total revenue	$168 million – $173 million	$196 million – $201 million
Center Margin	$47 million – $52 million	$56 million – $61 million
Adjusted EBITDA	$8 million – $11 million	$12 million – $15 million

Our guidance reflects revenue and clinician base growth that is higher than company expectations from earlier this year driven by continued strength in new clinician hiring and new center additions, partially offset by a recent change in clinician retention levels that is consistent with the broader healthcare industry for 2021. Additionally, it includes increased investments in infrastructure and operations to support and sustain our long-term growth opportunities.

Full-year guidance does not assume any material changes in the current environment as it pertains to the COVID-19 pandemic and the state of variants, as well as the current labor market conditions.

Footnotes:

(1)
Reflects a year over year comparison to the same period in the prior year which includes the summation of the Predecessor Period April 1 to May 14, 2020 and Successor Period of April 13 to June 30, 2020. This is not intended to be a substitute for financial reporting periods presented in accordance with GAAP. For the period from April 13, 2020 through May 14, 2020, the operations of LifeStance TopCo, L.P. (Successor) were limited to those incident to its formation and the acquisition of LifeStance by affiliates of TPG Global, LLC (the "TPG Acquisition"), which were not significant. Earnings from April 13 to May 14 were reflected in the Predecessor 2020 Period.
(2)
Trailing twelve-month growth is calculated as the difference in revenue between July 1, 2020 – June 30, 2021 compared to July 1, 2019 – June 30, 20201.
(3)
Includes stock and unit-based compensation of $29.5 million, a $10.0 million endowment to the LifeStance Health Foundation, and $8.1 million in Director and Officer insurance incurred in connection with the IPO. The increase in stock and unit-based compensation was primarily due to the modification of vesting terms of equity awards in connection with the IPO.

Conference Call, Webcast Information, and Presentations

LifeStance Health will hold a conference call today, August 11, at 5:00 p.m. Eastern Time to discuss second quarter 2021 results. Investors who wish to participate in the call should dial 1-888-660-0230, domestically, or 1-409-217-8218, internationally approximately 10 minutes before the call begins and provide conference ID number 4165046 or ask to be joined into the LifeStance Health call. A real-time audio webcast can be accessed via the Events and Presentations section of the LifeStance Health Investor Relations website (https://investor.lifestance.com), where related materials will be posted prior to the conference call.

About LifeStance Health Group, Inc.

Founded in 2017, LifeStance Health (NASDAQ: LFST) is reimagining mental health. We are one of the nation’s largest providers of virtual and in-person outpatient mental health care for children, adolescents and adults experiencing a variety of mental health conditions. Our mission is to help people lead healthier, more fulfilling lives by improving access to trusted, affordable and personalized mental healthcare. LifeStance Health employs nearly 4,000 psychiatrists, advanced practice nurses, psychologists and therapists and operates across 31 states and 468 centers. To learn more, please visit www.LifeStance.com.

Forward-Looking Statements

Statements in this press release and on the related teleconference that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements. These statements include, but are not limited to, statements about the Company’s financial position; business plans and objectives; general economic and industry trends; operating results; and working capital and liquidity and other statements contained in this presentation that are not historical facts. When used in this press release and on the related teleconference, words such as “may,” “will,” “should,” “could,” “intend,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” “predict,” “project,” “seek” and similar expressions as they relate to us are intended to identify forward-looking statements. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to, we may not grow at the rates we historically have achieved or at all, even if our key metrics may imply future growth, including if we are unable to successfully execute on our growth initiatives and business strategies; if we fail to manage our growth effectively, our expenses could increase more than expected, our revenue may not increase proportionally or at all, and we may be unable to execute on our business strategy; if reimbursement rates paid by third-party payors are reduced or if third-party payors otherwise restrain our ability to obtain or deliver care to patients, our business could be harmed; we conduct business in a heavily regulated industry and if we fail to comply with these laws and government regulations, we could incur penalties or be required to make significant changes to our operations or experience adverse publicity, which could have a material adverse effect on our business, results of operations and financial condition; we are dependent on our relationships with affiliated practices, which we do not own, to provide health care services, and our business would be harmed if those relationships were disrupted or if our arrangements with these entities became subject to legal challenges; we operate in a competitive industry, and if we are not able to compete effectively, our business, results of operations and financial condition would be harmed; the impact of health care reform legislation and other changes in the healthcare industry and in health care spending on us is currently unknown, but may harm our business; if our or our vendors’ security measures fail or are breached and unauthorized access to our employees’, patients’ or partners’ data is obtained, our systems may be perceived as insecure, we may incur significant liabilities, including through private litigation or regulatory action, our reputation may be harmed, and we could lose patients and partners; our business depends on our ability to effectively invest in, implement improvements to and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems; our existing indebtedness could adversely affect our business and growth prospects; and other risks and uncertainties set forth under “Risk Factors” in the final prospectus, dated June 9, 2021, for the Company’s initial public offering. LifeStance does not undertake to update any forward-looking statements made in this press release to reflect any change in management's expectations or any change in the assumptions or circumstances on which such statements are based, except as otherwise required by law.

Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures, including Center Margin, Adjusted EBITDA, and Adjusted EBITDA margin. Tables showing the reconciliation of these non-GAAP financial measures to the comparable GAAP measures are included at the end of this release. Management believes these non-GAAP financial measures are useful in evaluating the Company’s operating performance, and may be helpful to securities analysts, institutional investors and other interested parties in understanding the Company’s operating performance and prospects. These non-GAAP financial measures, as calculated, may not be comparable to companies in other industries or within the same industry with similarly titled measures of performance. Therefore, the Company’s non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP, such as net income (loss) or income (loss) from operations.

Center Margin and Adjusted EBITDA anticipated for 2021 are calculated in a manner consistent with the historical presentation of these measures at the end of this release. Reconciliations for our forward-looking Center Margin and Adjusted EBITDA guidance is not being provided, as LifeStance does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliations. LifeStance management therefore cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.

Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results.

# # # #

Consolidated Financial Information and Reconciliations

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except for par value)

	Successor
	June 30, 2021	December 31, 2020
CURRENT ASSETS
Cash and cash equivalents	$276,187	$18,829
Patient accounts receivable	60,069	43,706
Prepaid expenses and other current assets	27,804	13,745
Total current assets	364,060	76,280
NONCURRENT ASSETS
Property and equipment, net	91,799	59,349
Intangible assets, net	316,534	332,796
Goodwill	1,138,734	1,098,659
Deposits	3,300	2,647
Total noncurrent assets	1,550,367	1,493,451
Total assets	$1,914,427	$1,569,731
LIABILITIES, REDEEMABLE UNITS AND STOCKHOLDERS'/MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$9,958	$7,688
Accrued payroll expenses	50,380	38,024
Other accrued expenses	38,783	14,685
Current portion of contingent consideration	10,876	10,563
Other current liabilities	2,561	4,961
Total current liabilities	112,558	75,921
NONCURRENT LIABILITIES
Long-term debt, net	157,067	362,534
Other noncurrent liabilities	15,704	11,363
Contingent consideration, net of current portion	3,247	5,851
Deferred tax liability, net	81,219	81,226
Total noncurrent liabilities	257,237	460,974
Total liabilities	$369,795	$536,895
COMMITMENT AND CONTINGENCIES (see Note 16)
REDEEMABLE UNITS
Redeemable Class A units – 0 and 35,000 units authorized, issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	—	35,000
STOCKHOLDERS’/MEMBERS’ EQUITY
Common units A-1 – 0 and 959,563 units authorized, issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	—	959,563
Common units A-2 – 0 and 49,946 units authorized, issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	—	49,946
Common units B – 0 and 179,000 units authorized as of June 30, 2021 and December 31, 2020, respectively; no units issued and outstanding as of June 30, 2021 and December 31, 2020	—	—
Preferred stock – par value $0.01 per share; 25,000 and 0 shares authorized as of June 30, 2021 and December 31, 2020, respectively; no shares issued and outstanding as of June 30, 2021 and December 31, 2020	—	—
Common stock – par value $0.01 per share; 800,000 and 0 shares authorized as of June 30, 2021 and December 31, 2020, respectively; 374,149 and 0 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	3,742	—
Additional paid-in capital	1,669,480	1,452
Accumulated deficit	(128,590)	(13,125)
Total stockholders'/members’ equity	1,544,632	997,836
Total liabilities, redeemable units and stockholders’/members’ equity	$1,914,427	$1,569,731

CONSOLIDATED STATEMENTS OF INCOME/(LOSS) AND COMPREHENSIVE INCOME/(LOSS)

(unaudited)

(In thousands, except for Net Loss per Share)

	Successor			Predecessor
	Three months ended June 30, 2021	Six months ended June 30, 2021	April 13 to June 30, 2020*	April 1 to May 14, 2020	January 1 to May 14, 2020
TOTAL REVENUE	$160,549	$303,681	$45,453	$38,555	$111,661
OPERATING EXPENSES
Center costs, excluding depreciation and amortization shown separately below	109,341	208,475	31,275	27,143	78,777
General and administrative expenses	85,479	118,130	8,642	7,192	20,854
Depreciation and amortization	12,774	25,002	5,432	1,160	3,335
Total operating expenses	$207,594	$351,607	$45,349	$35,495	$102,966
(LOSS) INCOME FROM OPERATIONS	$(47,045)	$(47,926)	$104	$3,060	$8,695
OTHER INCOME (EXPENSE)
(Loss) gain on remeasurement of contingent consideration	(250)	(557)	(51)	(32)	322
Transaction costs	(1,996)	(3,530)	(181)	(32,294)	(33,247)
Interest expense	(23,174)	(31,806)	(5,562)	(1,340)	(3,020)
Other expense	(1,356)	(1,445)	(22)	(14)	(14)
Total other expense	$(26,776)	$(37,338)	$(5,816)	$(33,680)	$(35,959)
LOSS BEFORE INCOME TAXES	(73,821)	(85,264)	(5,712)	(30,620)	(27,264)
INCOME TAX BENEFIT	3,788	6,549	1,370	3,022	2,319
NET LOSS AND COMPREHENSIVE LOSS	$(70,033)	$(78,715)	$(4,342)	$(27,598)	$(24,945)
Accretion of Redeemable Class A units	—	(36,750)	—	—	—
Accretion of Series A-1 redeemable convertible preferred units (Note 12)	—	—	—	(272,582)	(272,582)
Cumulative dividend on Series A redeemable convertible preferred units (Note 12)	—	—	—	(217)	(662)
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS/MEMBERS	$(70,033)	$(115,465)	$(4,342)	$(300,397)	$(298,189)
NET LOSS PER SHARE, BASIC AND DILUTED	(0.22)	(0.37)	(0.01)
Weighted-average shares used to compute basic and diluted net loss per share	313,536	309,559	297,237

* For the period from April 13, 2020 through May 14, 2020, the operations of LifeStance TopCo, L.P. (Successor) were limited to those incident to its formation and the TPG Acquisition, which were not significant. Earnings from April 13 to May 14 were reflected in the Predecessor 2020 Period.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Successor		Predecessor
	Six months ended June 30, 2021	April 13 to June 30, 2020*	January 1 to May 14, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(78,715)	$(4,342)	$(24,945)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	25,002	5,432	3,335
Stock and unit-based compensation	30,120	292	—
Deferred income taxes	—	2,866	(2,345)
Loss on debt extinguishment	5,620	3,066	—
Amortization of debt issue costs	1,081	135	215
Loss (gain) on remeasurement of contingent consideration	557	51	(322)
Endowment of shares to LifeStance Health Foundation	9,000	—	—
Change in operating assets and liabilities, net of businesses acquired:
Patient accounts receivable	(11,831)	(2,463)	(5,122)
Prepaid expenses and other current assets	(14,964)	(4,394)	(4,526)
Accounts payable	2,261	891	(1,638)
Accrued payroll expenses	9,580	(3,844)	8,753
Other accrued expenses	15,283	(35,007)	40,031
Net cash (used in) provided by operating activities	(7,006)	(37,317)	13,436
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(31,803)	(5,120)	(12,804)
Acquisition of Predecessor, net of cash acquired	—	(643,717)	—
Acquisitions of businesses, net of cash acquired	(39,126)	(22,376)	(12,274)
Net cash used in investing activities	(70,929)	(671,213)	(25,078)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from initial public offering, net of underwriters discounts and commissions and deferred offering costs	554,169	—	—
Issuance of common units to new investors	1,000	—	—
Contributions from Members related to acquisition of Predecessor	—	633,585	—
Repurchase of Series A redeemable convertible preferred units	—	—	(1,000)
Proceeds from long-term debt	98,800	235,900	74,350
Payments of debt issue costs	(2,360)	(6,411)	(650)
Payments of long-term debt	(310,729)	(138,540)	(18,222)
Payments of contingent consideration	(5,587)	(2,200)	(19,093)
Net cash provided by financing activities	335,293	722,334	35,385
NET INCREASE IN CASH AND CASH EQUIVALENTS	257,358	13,804	23,743
Cash and Cash Equivalents - Beginning of period	18,829	—	3,481
CASH AND CASH EQUIVALENTS – END OF PERIOD	$276,187	$13,804	$27,224
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest and prepayment premium	$24,889	$2,773	$2,857
Cash paid for taxes	$900	$—	$25
SUPPLEMENTAL DISCLOSURES OF NON CASH INVESTING AND FINANCING ACTIVITIES
Unpaid deferred offering costs included in accounts payable and other accrued expenses	$5,264	$—	$—
Equipment financed through capital leases	$14	$1	$415
Contingent consideration incurred in acquisitions of businesses	$2,739	$3,191	$3,788
Acquisition of property and equipment included in liabilities	$10,233	$2,694	$2,718
Issuance of common units for convertible promissory note conversion	$—	$511	$—
Issuance of common units for acquisitions of businesses	$1,486	$4,500	$—

* For the period from April 13, 2020 through May 14, 2020, the operations of LifeStance TopCo, L.P. (Successor) were limited to those incident to its formation and the TPG Acquisition, which were not significant. Earnings from April 13 to May 14 were reflected in the Predecessor 2020 Period.

RECONCILATION OF (LOSS) INCOME FROM OPERATIONS TO CENTER MARGIN

	Successor			Predecessor
	Three months ended June 30, 2021	Six months ended June 30, 2021	April 13 to June 30, 2020	April 1 to May 14, 2020	January 1 to May 14, 2020
(in thousands)
(Loss) income from operations	$(47,045)	$(47,926)	$104	$3,060	$8,695
Adjusted for:
Depreciation and amortization	12,774	25,002	5,432	1,160	3,335
General and administrative expenses (1)	85,479	118,130	8,642	7,192	20,854
Center Margin	$51,208	$95,206	$14,178	$11,412	$32,884
(1)
Represents salaries, wages and employee benefits for our executive leadership, finance, human resources, marketing, billing and credentialing support and technology infrastructure.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

	Successor			Predecessor
	Three months ended June 30, 2021	Six months ended June 30, 2021	April 13 to June 30, 2020	April 1 to May 14, 2020	January 1 to May 14, 2020
(in thousands)
Net loss	$(70,033)	$(78,715)	$(4,342)	$(27,598)	$(24,945)
Adjusted for:
Interest expense	23,174	31,806	5,562	1,340	3,020
Depreciation and amortization	12,774	25,002	5,432	1,160	3,335
Income tax benefit	(3,788)	(6,549)	(1,370)	(3,022)	(2,319)
Loss (gain) on remeasurement of contingent consideration	250	557	51	32	(322)
Stock and unit-based compensation	29,515	30,120	292	—	—
Management fees (1)	1,356	1,445	16	14	14
Loss on disposal of assets	—	—	6	—	—
Transaction costs (2)	1,996	3,530	181	32,294	33,247
Offering related costs (3)	8,747	8,747	—	—	—
Endowment to the LifeStance Health Foundation	10,000	10,000	—	—	—
Other expenses (4)	544	1,176	182	228	635
Adjusted EBITDA	$14,535	$27,119	$6,010	$4,448	$12,665

(1)
Represents management fees paid to certain of our executive officers and affiliates of our principal stockholders pursuant to the management services agreement entered into in connection with the TPG Acquisition. The management services agreement terminated in connection with the IPO and Company were required to pay a one-time fee of $1.2 million to such parties.
(2)
Primarily includes capital markets advisory, consulting, accounting and legal expenses related to our acquisitions and costs related to the TPG Acquisition. Of the transaction costs incurred in the period from January 1, 2020 to May 14, 2020 (Predecessor), $32.9 million relate to the TPG Acquisition.
(3)
Primarily includes non-recurring incremental professional services, such as accounting and legal, and directors' and officers' insurance incurred in connection with the IPO.
(4)
Primarily includes costs incurred to consummate or integrate acquired centers, certain of which are wholly-owned and certain of which are affiliated practices, in addition to the compensation paid to former owners of acquired centers and related expenses that are not reflective of the ongoing operating expenses of our centers. Acquired center integration, former owner fees, and other are components of general and administrative expenses included in our consolidated statement of income (loss). Impairment on loans is a component of center costs, excluding depreciation and amortization included in our consolidated statement of income (loss).